OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200









                                                     February 10, 2000












Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


                  Re:      Nuco2 Inc.
                           Registration Statement on Form S-8


Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Nuco2 Inc., a Florida corporation (the "Company"). The Registration Statement relates to an aggregate of 1,201,500 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company. The Shares will be issued and sold by the Company in accordance with the Company's 1995 Stock Option Plan (the "Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes


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Securities and Exchange Commission
February 10, 2000
Page -2-


of meetings of the Board of Directors and stockholders of the Company, the Plan, the documents to be sent or given to participants in the Plan (the "Prospectus") and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

                  We are members of the Bar of the State of New York. This opinion is limited to the effects of the Federal laws of the United States of America and the laws of the State of New York.

                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                Very truly yours,


                           /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP